September 2010 Filed pursuant to Rule 433 dated September 1, 2010 relating to Preliminary Pricing Supplement No. 508 dated September 1, 2010 to Registration Statement No. 333-156423
S T R U C T U R E D   I N V E S T M E N T S
Opportunities in Equities
Auto-Callable Securities due September     , 2013
Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index
Auto-Callable Securities offer the opportunity for investors to earn a contingent payment equal to 3.90% to 4.55% of the stated principal amount, paid only upon an early redemption or at maturity, with respect to each semi-annual determination date on which the basket closing value is at or above 70% of the initial basket value, which we refer to as the downside threshold level.  Investors must be willing to accept the risk of not receiving any contingent payment amount and also the risk of losing some or all of their principal, which will occur if the securities are not redeemed prior to maturity and the basket closing value is below the downside threshold level on the final determination date, in which case investors will be exposed on a 1 to 1 basis to the decline in the basket value. Accordingly, the securities do not guarantee any return of principal at maturity.  Investors will not participate in any appreciation of the basket.  The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.
SUMMARY TERMS
Issuer:	Morgan Stanley
Basket:	Basket component	Bloomberg ticker symbol	Basket component weighting	Initial basket component value	Multiplier
	Shares of iShares® MSCI Emerging Markets Index Fund (the “EEM Shares”)	EEM	33.333%
	Shares of iShares® MSCI EAFE Index Fund (the “EFA Shares”)	EFA	33.333%
	S&P 500® Index (the “SPX Index”)	SPX	33.333%
Aggregate principal amount:	$
Stated principal amount:	$10 per security
Issue price:	$10 per security
Pricing date:	September , 2010
Original issue date:	September , 2010 (3 business days after the pricing date)
Maturity date:	September , 2013
Early redemption:
If, on any of the determination dates, the basket closing value is greater than or equal to the initial basket value, the securities will be automatically redeemed for an early redemption payment on the fifth business day following the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent payment amount times the contingent payment multiplier.
Basket closing value:
On any day, the basket closing value will equal the sum of the products of the basket component closing values of each of the basket components and the applicable multiplier for each of the basket components on such date.

Basket performance factor:	final basket value / initial basket value
Contingent payment amount:	$0.390 to $0.455 (3.90% to 4.55% of the stated principal amount), to be determined on the pricing date.
Contingent payment multiplier:	The number of determination dates on which the basket closing value is greater than or equal to the downside threshold level.
Determination dates:	March , 2011, September , 2011, March , 2012, September , 2012, March , 2013 and September , 2013
Payment at maturity:	•	If the final basket value is greater than or equal to the downside threshold level:	(i) the stated principal amount plus (ii) the contingent payment amount times the contingent payment multiplier
	•	If the final basket value is less than the downside threshold level:	(i) the stated principal amount times the basket performance factor, plus (ii) the contingent payment amount times the contingent payment multiplier.
Downside threshold level:	70, which is 70% of the initial basket value
CUSIP / ISIN:	61759G323 / US61759G3231
Agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley. See “Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.”
Terms continued:	Please see page 2 of these preliminary terms for further summary terms of the securities.
Commissions and Issue Price:	Price to Public	Agent’s Commissions(1)	Proceeds to Issuer
Per security	$10	$0.21	$9.79
Total	$	$	$
(1)
Selected dealers, including Morgan Stanley Smith Barney LLC (an affiliate of the Agent), and their financial advisors will collectively receive from the Agent, MS & Co., a fixed sales commission of $0.21 for each security they sell.  See “Supplemental information regarding plan of distribution; conflicts of interest.”  For additional information, see “Description of Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest” in the accompanying preliminary pricing supplement.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Preliminary Pricing Supplement No. 508 dated September 1, 2010
Prospectus Supplement dated December 23, 2008
Prospectus dated December 23, 2008

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

Auto-Callable Securities due September     , 2013
Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index

SUMMARY TERMS	Continued from cover page
Initial basket value:
100, which will be equal to the sum of the products of the initial basket component value for each basket component, as set forth under “Basket––Initial basket component value” above, and the applicable multiplier for such basket component. The initial basket component values for each of the basket components will be determined on the pricing date.

Final basket value:	The basket closing value on the final determination date.
Basket component closing value:
With respect to each basket component, the basket component closing value for any day will be equal to (x) in the case the EEM Shares and the EFA Shares, the share closing price of one such share times the applicable adjustment factor, each as of such day, and (y) with respect to the SPX Index, the index closing value of the SPX Index on such day, as published by the index publisher.

Multiplier:
The multiplier will be set on the pricing date based on each basket component’s respective initial basket component value so that each basket component will represent its applicable basket component weighting in the predetermined initial basket value. Each multiplier will remain constant for the term of the securities. See “Basket––Multiplier” above.

Adjustment factor:	1.0, subject to adjustment in the event of certain corporate events affecting the EEM Shares and the EFA Shares
Listing:	The securities will not be listed on any securities exchange.

September 2010	Page 2

Auto-Callable Securities due September     , 2013
Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index

Investment Overview

The Auto-Callable Securities due September    , 2013, Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index, which we refer to as the securities, provide an opportunity for investors to earn a contingent payment amount, which is an amount equal to $0.390 to $0.455 (3.90% to 4.55% of the stated principal amount, to be determined on the pricing date), with respect to each semi-annual determination date on which the basket closing value is at or above 70% of the initial basket value, which we refer to as the downside threshold level.  While the contingent payment amount will be payable for each determination date on which the basket closes at or above the downside threshold level, the contingent payment amount, if any, will be paid only upon an early redemption or at maturity, without any interest accrued on such amount.  It is possible that the basket closing value could remain below the downside threshold level for extended periods of time or even throughout the term of the securities so that you may receive little or no contingent payment amount upon an early redemption or at maturity.

If the basket closing value is greater than or equal to the initial basket value on any of the first five determination dates, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent payment amount, if any, payable with respect to each determination date that the basket closing value was at or above the downside threshold level.  If the securities have not previously been redeemed and the final basket value is greater than or equal to the downside threshold level, the payment at maturity will also be the sum of the stated principal amount and the applicable total contingent payment amount, if any.  However, if the securities have not previously been redeemed and the final basket value is less than the downside threshold level, investors will receive an amount, if any, that is less than the stated principal amount per security by an amount proportionate to the percentage decline of the final basket value from the initial basket value, in addition to the applicable total contingent payment amount, if any.  The payment at maturity may be less than 70% of the stated principal amount of the securities and may be zero.  Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of not receiving any contingent payment amount.  In addition, investors will not participate in any appreciation of the basket.

Basket Overview

The basket consists of shares of the iShares® MSCI Emerging Markets Index Fund (the “EEM Shares,” with a weighting of 33.333%), shares of the iShares® MSCI EAFE Index Fund (the “EFA Shares,” with a weighting of 33.333%) and the S&P 500® Index (the “SPX Index,” with a weighting of 33.333%) and offers exposure to price movements in international (both emerging market and developed market) and U.S. equities.  For more information on the individual basket components, see “Information About the Basket Components” on page 19 of this document.

Basket Component Information as of August 30, 2010
	Bloomberg Ticker Symbol	Current Basket Component Value	52 Weeks Ago	52 Week High	52 Week Low
EEM Shares	EEM	$39.84	$36.02	$43.98 (on 4/14/2010)	$34.64 (on 9/1/2009)
EFA Shares	EFA	$49.80	$53.07	$58.03 (on 4/14/2010)	$46.29 (on 6/7/2010)
SPX Index	SPX	1,048.92	1,028.93	1,217.28 (on 4/23/2010)	994.75 (on 9/2/2009)

September 2010	Page 3

Auto-Callable Securities due September     , 2013
Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index

The graph is calculated to show the performance of the basket during the period January 1, 2005 through August 30, 2010, assuming the basket components are weighted as set out above, and illustrates the effect of the offset and/or correlation among the basket components during such period.  The graph does not attempt to show your expected return on an investment in the securities.  The historical performance of the basket should not be taken as an indication of its future performance.

Key Investment Rationale

The securities offer investors an opportunity to earn a contingent payment amount equal to 3.90% to 4.55% of the stated principal amount, paid only upon an early redemption or at maturity, with respect to each semi-annual determination date on which the basket closes at or above 70% of the initial basket value, which we refer to as the downside threshold level.

Scenario 1
On any of the first five determination dates, the basket closing value is greater than or equal to the initial basket value.

The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the contingent payment amount times the contingent payment multiplier.

Investors will not participate in any appreciation of the basket from the initial basket value.

Scenario 2
The securities are not automatically redeemed prior to maturity and the final basket value is greater than or equal to the downside threshold level.

The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent payment amount times the contingent payment multiplier.

Investors will not participate in any appreciation of the basket from the initial basket value.

Scenario 3
The securities are not automatically redeemed prior to maturity and the final basket value is less than the downside threshold level.

The payment due at maturity will be (i) the stated principal amount times the basket performance factor, plus (ii) the contingent payment amount times the contingent payment multiplier.

Investors will lose some and may lose all of their principal in this scenario.

September 2010	Page 4

Auto-Callable Securities due September     , 2013
Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index

Summary of Selected Key Risks (see page 14)

•	The securities do not guarantee the return of any principal.

•	The contingent payment amount, if any, is paid only at maturity or upon an earlier redemption and is based solely on the basket closing value on the specified determination dates.

•	Investors will not participate in any appreciation in the price of the basket.

•
The automatic early redemption feature may limit the term of your investment to as short as 6 months.  If the securities are redeemed early, you may not be able to reinvest at comparable terms or returns.

•	The market price of the securities will be influenced by many unpredictable factors, including the value and volatility of the basket.

•	The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.

•	Changes in the value of one or more basket components may offset changes in the value of one or more of the other basket components.

•	The securities will not be listed on any securities exchange and secondary trading may be limited.

•	There are risks associated with investments in securities linked to the value of foreign equity securities including, in particular, emerging markets equity securities.

•	The securities are subject to currency exchange rate risk.

•	The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

•	Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities.

•	The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.

•	Adjustments to the EEM Shares or EFA Shares or the index tracked by the EEM Shares or EFA Shares, as applicable, could adversely affect the value of the securities.

•	The EEM Shares and the index tracked by the EEM Shares are different.

•	The EFA Shares and the index tracked by the EFA Shares are different.

•	The antidilution adjustments the calculation agent is required to make do not cover every corporate event that can affect the EEM Shares or EFA Shares.

•	Adjustments to the SPX Index could adversely affect the value of the securities.

•
Investing in the securities is not equivalent to investing in the basket components; you have no shareholder or other rights in the basket components and are exposed to the credit risk of Morgan Stanley.

•	The U.S. federal income tax consequences of an investment in the securities are uncertain.

September 2010	Page 5

Auto-Callable Securities due September     , 2013
Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the basket closing value on each of the first five determination dates and (2) the final basket value.

Diagram #1:  First Five Determination Dates

Diagram #2:  Payout at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 11.

September 2010	Page 6

Auto-Callable Securities due September     , 2013
Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index

Fact Sheet

The securities offered are senior unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any repayment of principal at maturity and have the terms described in the accompanying prospectus supplement and the prospectus, as supplemented or modified by these preliminary terms.  At maturity, an investor will receive for each security that the investor holds an amount that will vary depending on the basket closing value on each determination date including the final determination date, subject to the automatic early redemption feature of the securities.  The payment at maturity may less, and possibly significantly less, than the stated principal amount per security and you may lose your entire investment. The securities are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.  All payments on the securities are subject to the credit risk of Morgan Stanley.

EXPECTED KEY DATES
Pricing date:	Original issue date (settlement date):	Maturity date:
September , 2010	September , 2010 (3 business days after the pricing date)	September , 2013
KEY TERMS
Issuer:	Morgan Stanley
Basket:	Basket component	Bloomberg ticker symbol	Basket component weighting	Initial basket component value	Multiplier
	Shares of iShares® MSCI Emerging Markets Index Fund (the “EEM Shares”)	EEM	33.333%
	Shares of iShares® MSCI EAFE Index Fund (the “EFA Shares”)	EFA	33.333%
	S&P 500® Index (the “SPX Index”)	SPX	33.333%
Aggregate principal amount:	$
Stated principal amount:	$10 per security
Issue price:	$10 per security
Early redemption:
If, on any of the determination dates, the basket closing value is greater than or equal to the initial basket value, the securities will be automatically redeemed for an early redemption payment on the fifth business day following the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent payment amount times the contingent payment multiplier.
Basket closing value:
On any day, the basket closing value will equal the sum of the products of the basket component closing values of each of the basket components and the applicable multiplier for each of the basket components on such day.

Basket component closing value:
With respect to each basket component, the basket component closing value on any day will be equal to (x) in the case the EEM Shares and the EFA Shares, the share closing price of one such share times the applicable adjustment factor, each as of such day, and (y) with respect to the SPX Index, the index closing value of the SPX Index on such day, as published by the index publisher.

Basket performance factor:	final basket value / initial basket value
Contingent payment amount:	$0.390 to $0.455 (3.90% to 4.55% of the stated principal amount), to be determined on the pricing date.
Contingent payment multiplier:	The number of determination dates on which the basket closing value is greater than or equal to the downside threshold level.
Determination dates:	March , 2011, September , 2011, March , 2012, September , 2012, March , 2013 and September , 2013
Payment at maturity:	•	If the final basket value is greater than or equal to the downside threshold level:	(i) the stated principal amount plus (ii) the contingent payment amount times the contingent payment multiplier
	•	If the final basket value is less than the downside threshold level:	(i) the stated principal amount times the basket performance factor, plus (ii) the contingent payment amount times the contingent payment multiplier.
Adjustment factor:	1.0, subject to adjustment in the event of certain corporate events affecting the EEM Shares and the EFA Shares
Multiplier:
The multiplier will be set on the pricing date based on each basket component’s respective initial basket component value so that each basket component will represent its applicable basket component weighting in the predetermined initial basket value. Each multiplier will remain constant for the term of the securities. See “Basket––Multiplier” above.

Downside threshold level:	70, which is 70% of the initial basket value
Risk factors:	Please see “Risk Factors” on page 14.

September 2010	Page 7

Auto-Callable Securities due September     , 2013
Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index

Initial basket value:
100, which will be equal to the sum of the products of the initial basket component value for each basket component, as set forth under “Basket––Initial basket component value” above, and the applicable multiplier for such basket component. The initial basket component values for each of the basket components will be determined on the pricing date.

Final basket value:	The basket closing value on the final determination date

General Information
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	61759G323
ISIN:	US61759G3231
Minimum ticketing size:	100 securities
Tax considerations:
You should note that the discussion under “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities offered under this document and is superseded by the following discussion.

Significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. Our counsel has not rendered an opinion as to the proper treatment of the securities for U.S. federal income tax purposes. Pursuant to the terms of each security, you have agreed (in the absence of an administrative determination or judicial ruling to the contrary) to treat each security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.
Assuming this treatment of the securities is respected, the following U.S. federal income tax consequences should result based on current law:

•	a U.S. Holder should not be required to recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale, exchange or early redemption, and
•
subject to the discussion below, upon sale, exchange, early redemption or settlement of the securities at maturity, a U.S. Holder should recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities.  Such gain or loss should generally be long-term capital gain or loss if the investor has held the securities for more than one year.

There is a substantial risk that the Internal Revenue Service (“IRS”) could treat the amount equal to the contingent payment amount multiplied by the contingent payment multiplier (the “Total Contingent Payment Amount”) received at maturity or any proceeds of a sale or exchange attributable to the portion of the Total Contingent Payment Amount that has become fixed prior to such sale or exchange as ordinary income, regardless of whether an investor recognizes overall gain or loss on the securities.  Non-U.S. Holders should note that we currently intend to withhold on any Total Contingent Payment Amount paid to Non-U.S. Holders.

On December 7, 2007, the Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying preliminary pricing supplement and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Trustee:	The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.)
Calculation agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”)

September 2010	Page 8

Auto-Callable Securities due September     , 2013
Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index

Use of proceeds and hedging:
The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

On or prior to the pricing date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the securities by taking positions in the basket components, in futures and/or options contracts on the basket components or any component securities underlying the MSCI Emerging Markets Index, the MSCI EAFE Index or the SPX Index listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase activity could increase the initial basket component values, and, as a result, the price at or above which the basket components must close on each determination date in order for you to earn a contingent payment amount and, if the securities are not redeemed prior to maturity, in order for you to avoid being exposed to the negative performance of the basket at maturity.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any securities to any Plan or plan subject to Similar Law is in no respect a

September 2010	Page 9

Auto-Callable Securities due September     , 2013
Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index

representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc., Morgan Stanley or Morgan Stanley Smith Barney LLC (“MSSB”) or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:
Client accounts over which Citigroup Inc., Morgan Stanley, MSSB or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
The agent may distribute the securities through MSSB, as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG.  MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.  Selected dealers, including MSSB, and their financial advisors will collectively receive from the Agent, Morgan Stanley & Co. Incorporated, a fixed sales commission of $0.21 for each security they sell.

MS & Co. is our wholly-owned subsidiary. MS & Co. will conduct this offering in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.  See “Plan of Distribution” and “Use of Proceeds and Hedging” in the accompanying prospectus supplement for auto-callable securities.

Contact:
Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This offering summary represents a summary of the terms and conditions of the securities.  We encourage you to read the accompanying prospectus supplement for auto-callable securities and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document.

September 2010	Page 10

Auto-Callable Securities due September     , 2013
Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index

Hypothetical Examples

The following tables illustrate the payout on the securities for a range of hypothetical basket closing values on each of the six determination dates.

The below examples are based on the following terms:

Initial Basket Value:	100
Downside Threshold Level:	70
Hypothetical Adjustment Factor:	1.0
Hypothetical Contingent Payment Amount:	$0.42 (4.20% of the stated principal amount)
Stated Principal Amount:	$10 per security

In Examples 1 through 5, the basket closing value is greater than or equal to the initial basket value on one of the first five determination dates.  The securities are therefore automatically redeemed following the relevant determination date.  In each of Examples 6, 7 and 8, the basket closing value on the first five determination dates is less than the initial basket value, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Determination Date	Example 1		Example 2
	Hypothetical Closing Price	Payout	Hypothetical Closing Price	Payout
#1	110	$10.42	70	—
#2	—	—	110	$10.84
#3	—	—	—	—
#4	—	—	—	—
#5	—	—	—	—
Total Payout	$10.42 in March 2011		$10.84 in September 2011

Determination Date	Example 3		Example 4		Example 5
	Hypothetical Closing Price	Payout	Hypothetical Closing Price	Payout	Hypothetical Closing Price	Payout
#1	70	—	70	—	30	—
#2	90	—	90	—	50	—
#3	110	$11.26	80	—	60	—
#4	—	—	100	$11.68	69	—
#5	—	—	—	—	100	$10.42
Total Payout	$11.26 in March 2012		$11.68 in September 2012		$10.42 in March 2013

In Example 1, the securities are automatically redeemed following the first determination date as the basket closing value on the first determination date is greater than the initial basket value.  As the contingent payment multiplier is 1 in this example, the early redemption payment is calculated as follows:

stated principal amount + [contingent payment amount x contingent payment multiplier]

= $10 + ($0.42 x 1) = $10.42

In Example 2, the securities are automatically redeemed following the second determination date as the basket closing value on the second determination date is greater than the initial basket value.  As the contingent payment multiplier is 2 in this example, the early redemption payment is calculated as follows:

$10 + ($0.42 x 2) = $10.84

In Example 3, the securities are automatically redeemed following the third determination date as the basket closing value on the third determination date is greater than the initial basket value.  As the contingent payment multiplier is 3 in this example (the basket closing value is greater than or equal to the downside threshold level on the first three determination dates), the early redemption payment is calculated as follows:

September 2010	Page 11

Auto-Callable Securities due September     , 2013
Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index

$10 + ($0.42 x 3) = $11.26

In Example 4, the securities are automatically redeemed following the fourth determination date as the basket closing value on the fourth determination date is equal to the initial basket value.  As the contingent payment multiplier is 4 in this example (the basket closing value is greater than the downside threshold level on the first four determination dates), the early redemption payment is calculated as follows:

$10 + ($0.55 x 4) = $11.68

In Example 5, the securities are automatically redeemed following the fifth determination date as the basket closing value on the fifth determination date is greater than the initial basket value.  As the contingent payment multiplier is 1 in this example (the basket closing value is greater than the downside threshold level only on the fifth determination date), the early redemption payment is calculated as follows:

$10 + ($0.42 x 1) = $10.42

While this is the early redemption scenario with the highest possible contingent payment multiplier of 5, the contingent payment multiplier is 1 because the basket closing value is greater than the downside threshold level only on the fifth determination date, the determination date on which the basket closing value is greater than or equal to the initial basket value.

Determination Date	Example 6		Example 7		Example 8
	Hypothetical Closing Price	Payout	Hypothetical Closing Price	Payout	Hypothetical Closing Price	Payout
#1	30	—	30	—	30	—
#2	50	—	50	—	50	—
#3	70	—	60	—	60	—
#4	80	—	80	—	80	—
#5	90	—	90	—	90	—
Final determination date	90	$11.68	120	$11.26	60	$6.84
Total Payout	$11.68 at maturity		$11.26 at maturity		$6.84 at maturity

In Example 6, the final basket value has declined from the initial basket value by 10%.  However, as the final basket value is greater than the downside threshold level and the contingent payment multiplier is 4 (the basket closing value is greater than or equal to the downside threshold level on the third through final determination dates), the payment at maturity is calculated as follows:

$10 + ($0.42 x 4) = $11.68

The return on your investment of 16.8% under this scenario would be greater than a negative 10% return you would suffer on an investment linked to the simple price return of the basket.

In Example 7, the final basket value is greater than the downside threshold level and also represents a 20% increase from the initial basket value.  As the contingent payment multiplier is 3 (the basket closing value is greater than or equal to the downside threshold level on the fourth through final determination dates), the payment at maturity is calculated as follows:

$10 + ($0.42 x 3) = $11.26

The return on your investment of 12.6% under this scenario would be less than a 20% return you would realize on an investment linked to the simple price return of the basket.

Whereas the final basket value has declined from the initial basket value in Example 6, the final basket value has appreciated in this example.  However, the payment at maturity is less in this example because investors have earned the contingent payment amount on a fewer number of determination dates as compared to Example 6.  Investors in the securities will not benefit from any appreciation of the final basket value from the initial basket value.

In Example 8, the final basket value has declined from the initial basket value by 40%.  As the final basket value is less than the downside threshold level, investors will receive a payment at maturity that is less than the stated principal amount per security by an amount proportionate to the decline of the final basket value from the initial basket value, plus any contingent payment amount.  With the contingent payment multiplier of 2 (the basket closing value is greater than the downside threshold level only on the fourth and fifth determination dates), the payment at maturity will be calculated as follows:

September 2010	Page 12

Auto-Callable Securities due September     , 2013
Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index

[stated principal amount  x  basket performance factor]  +  [contingent payment amount x contingent payment multiplier]

= [($10 x  (60/100)] + [$0.42 x 2] = $6.84

A negative 31.6% return on your investment under this scenario would be better than a negative 40% return you would suffer on an investment linked to the simple price return of the basket.

In this example, if the basket closing value were less than the downside threshold level on each of the six determination dates such that the contingent payment multiplier is 0, the payment at maturity will be $6.00, which would result in a negative 40% return.

September 2010	Page 13

Auto-Callable Securities due September     , 2013
Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying preliminary pricing supplement and the accompanying prospectus.  You should also consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

▪
The securities do not guarantee the return of any principal.  The terms of the securities differ from those of ordinary debt securities in that the securities do not pay regular interest and do not guarantee the return of any of the principal amount at maturity.  Instead, if the securities have not been automatically redeemed prior to maturity and if the final basket value is less than the downside threshold level, other than the applicable total contingent payment amount, if any, you will receive for each security that you hold at maturity a payment that is less than the stated principal amount per security by an amount that is proportionate to the decline of the final basket value from the initial basket value.  This payment with respect to the principal will be less than 70% of the stated principal amount and may be zero.

▪
The contingent payment amount, if any, is paid only at maturity or upon an earlier redemption and is based solely on the basket closing value on the specified determination dates.  Whether the contingent payment amount will be paid, either upon an early redemption or at maturity, will solely depend on the basket closing value on the specified determination dates.  As a result, if the basket closing value is below the downside threshold level on most or all of the determination dates, you will earn little or no contingent payment amount even if the basket closing value was higher on other days over the term of the securities.

▪
Investors will not participate in any appreciation in the price of the basket.  Investors will not participate in any appreciation in the value of the basket from the initial basket value, and the return on the securities will be limited to the contingent payment amount that is paid with respect to each determination date on which the basket closing value is at or above the downside threshold level.  It is possible that the basket closing value could be below the downside threshold level on most or all of the determination dates so that you will receive little or no contingent payment amount.  If you do not earn sufficient contingent payment amounts over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪
Early redemption. The term of your investment in the securities may be limited to as short as six months by the automatic early redemption feature of the securities.  If the securities are redeemed prior to maturity, you may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

▪
The market price of the securities will be influenced by many unpredictable factors, including the value and volatility of the basket.  Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market.  We expect that generally the basket component closing values on any day will affect the value of the securities more than any other single factor.  However, because the payout on the securities is not directly correlated to the values of the basket components, the securities will trade differently from the basket components.  Other factors that may influence the value of the securities include:

•	the volatility (frequency and magnitude of changes in value) of each of the basket components,

•	interest and yield rates in the market,

•
geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or securities markets generally and which may affect the basket component closing values,

•	the exchange rates of the U.S. dollar relative to each of the currencies in which the securities underlying the EEM Shares and EFA Shares trade,

•	dividend rates on each of the EEM Shares and EFA Shares and the securities underlying the SPX Index,

•	the occurrence of certain events affecting the EEM Shares or EFA Shares that may or may not require an adjustment to the relevant adjustment factor,

•	the time remaining until the securities mature,

•	the availability of comparable instruments, and

•	any actual or anticipated changes in our credit ratings or credit spreads.

September 2010	Page 14

Auto-Callable Securities due September     , 2013
Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity.  For example, you may have to sell your securities at a substantial discount from the stated principal amount of $10 per security if the values of each of the basket components at the time of sale are at or below the respective initial basket component values or if market interest rates rise.  You cannot predict the future performance of any of the basket components based on their historical performance.

▪
The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.  You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities upon automatic redemption or at maturity, and therefore you are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

▪
Changes in the value of one or more basket components may offset changes in the value of one or more of the other basket components.  Movements in the values of the basket components may not correlate with each other.  At a time when the value of one basket component increases, the value of the other basket components may not increase as much, or may decrease.  Therefore, in calculating the basket performance, increases in the value of one basket component may be moderated, or wholly offset, by lesser increases or decreases in the value of the other basket components.

You can review the historical performance of each of the basket components and also a graph of the historical performance of the basket as a whole for the period from January 1, 2005 through August 30, 2010 under “Historical Information” on page 20 and “Basket Overview” on page 3.

You cannot predict the future performance of the basket components or of the basket as a whole, or whether an increase in the value of one basket component will be offset by a lesser increase or decrease in the value of the other basket components, based on the historical performance of the basket components.

▪
The securities will not be listed on any securities exchange and secondary trading may be limited.  The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  MS & Co. may, but is not obligated to, make a market in the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were not to make a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

▪
There are risks associated with investments in securities linked to the value of foreign equity securities including, in particular, emerging markets equity securities.  The EEM Shares and EFA Shares track the performance of the MSCI Emerging Markets Index and MSCI EAFE Index, respectively, which are both linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

September 2010	Page 15

Auto-Callable Securities due September     , 2013
Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index

▪
The securities are subject to currency exchange rate risk.  Because the prices of the EEM Shares and EFA Shares are related to the U.S. dollar value of stocks underlying the MSCI Emerging Markets Index and MSCI EAFE Index, respectively, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade.  Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region.  An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each security.  If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the MSCI Emerging Markets Index or MSCI EAFE Index, the price of the EEM Shares or EFA Shares, as applicable, will be adversely affected and any payment on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the countries represented in the MSCI Emerging Markets Index and the MSCI EAFE Index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI Emerging Markets Index and the MSCI EAFE Index and the United States and other countries important to international trade and finance.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original issue price.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions.  Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

▪
Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities.  One or more of our subsidiaries expect to carry out hedging activities related to the securities (and to other instruments linked to the basket components or stocks underlying the basket components), including trading in the EEM Shares or EFA Shares or stocks that constitute the MSCI Emerging Markets Index, MSCI EAFE Index or SPX Index as well as in other instruments related to the basket components.  Some of our subsidiaries also trade the EEM Shares, EFA Shares or stocks that constitute the MSCI Emerging Markets Index, MSCI EAFE Index or SPX Index and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket component values and, as a result, the price at or above which the basket components must close on each determination date in order for you to earn a contingent payment amount or, if the securities are not called prior to maturity, in order for you to avoid being exposed to the negative performance of the basket at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the basket closing value on the determination dates and, accordingly, whether the securities are automatically called prior to maturity and, if the securities are not called prior to maturity, the payout to you at maturity.

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  As calculation agent, MS & Co. will determine the initial basket component values, the final basket component values, the contingent payment multiplier, the basket performance factor, whether the securities will be redeemed following any determination date, whether any changes to the adjustment factor for the EEM Shares or EFA Shares are required and whether any market disruption event has occurred, and will calculate the amount of cash you will receive upon an automatic

September 2010	Page 16

Auto-Callable Securities due September     , 2013
Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index

early redemption or at maturity, if any.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may adversely affect the payout to you upon an automatic early redemption or at maturity.

▪
Adjustments to the EEM Shares or EFA Shares or the index tracked by the EEM Shares or EFA Shares, as applicable, could adversely affect the value of the securities. As the investment adviser to the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund, BlackRock Fund Advisors (the “Investment Adviser”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index and the MSCI EAFE Index, respectively.  Pursuant to its investment strategy or otherwise, the Investment Advisor may add, delete or substitute the stocks composing the relevant fund.  Any of these actions could adversely affect the price of the shares of the relevant fund and, consequently, the value of the securities.  MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the MSCI Emerging Markets Index and MSCI EAFE Index.  MSCI may add, delete or substitute the stocks constituting the MSCI Emerging Markets Index or MSCI EAFE Index or make other methodological changes that could change the value of the MSCI Emerging Markets Index or MSCI EAFE Index.  MSCI may also discontinue or suspend calculation or publication of the MSCI Emerging Markets Index or MSCI EAFE Index at any time.  Any of these actions could adversely affect the value of the MSCI Emerging Markets Index or MSCI EAFE Index and, consequently, the value of the securities.

▪
The EEM Shares and the index tracked by the EEM Shares are different.  The performance of the EEM Shares may not exactly replicate the performance of the MSCI Emerging Markets Index because the EEM Shares will reflect transaction costs and fees that are not included in the calculation of the MSCI Emerging Markets Index.  It is also possible that the EEM Shares may not fully replicate, or may in certain circumstances diverge significantly from, the performance of the MSCI Emerging Markets Index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the iShares® MSCI Emerging Markets Index Fund, differences in trading hours between the EEM Shares and the MSCI Emerging Markets Index or due to other circumstances.  The iShares® MSCI Emerging Markets Index Fund generally invests at least 90% of its assets in the securities of the MSCI Emerging Markets Index and in depositary receipts representing securities of such index.  The iShares® MSCI Emerging Markets Index Fund may invest the remainder of its assets in other securities, including securities not included in the MSCI Emerging Markets Index, futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Emerging Markets Index, as well as cash and cash equivalents, including shares of money market funds affiliated with the Investment Adviser.

▪
The EFA Shares and the index tracked by the EFA Shares are different.  The performance of the EFA Shares may not exactly replicate the performance of the MSCI EAFE Index because the EFA Shares will reflect transaction costs and fees that are not included in the calculation of the MSCI EAFE Index.  It is also possible that the EFA Shares may not fully replicate, or may in certain circumstances diverge significantly from, the performance of the MSCI EAFE Index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the iShares® MSCI EAFE Index Fund, differences in trading hours between the EFA Shares and the MSCI EAFE Index or due to other circumstances.  The iShares® MSCI EAFE Index Fund generally invests at least 90% of its assets in the securities of the MSCI EAFE Index and in depositary receipts representing securities of such index.  The iShares® MSCI EAFE Index Fund may invest the remainder of its assets in securities not included in the MSCI EAFE Index but which the Investment Adviser believes will help the iShares® MSCI EAFE Index Fund track the MSCI EAFE Index, and in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of money market funds advised by the Investment Adviser.

▪
The antidilution adjustments the calculation agent is required to make do not cover every corporate event that can affect the EEM Shares or EFA Shares.  MS & Co., as calculation agent, will adjust the adjustment factor for the EEM Shares and EFA Shares for certain corporate events affecting the relevant fund, such as stock splits and stock dividends.  However, the calculation agent will not make an adjustment for every event or every distribution that could affect the EEM Shares or EFA Shares.  If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.  The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the market price of the securities.

▪
Adjustments to the SPX Index could adversely affect the value of the securities. Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., which we refer to as S&P, is responsible for calculating and maintaining the SPX Index.  S&P can add, delete or substitute the stocks underlying the SPX Index or make other methodological changes that could change

September 2010	Page 17

Auto-Callable Securities due September     , 2013
Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index

the value of the SPX Index.  S&P may discontinue or suspend calculation or dissemination of the SPX Index.  Any of these actions could adversely affect the value of the securities.

If S&P discontinues or suspends calculation or publication of the SPX Index at any time, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued SPX Index.  MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index on any determination date, the value of the SPX Index for such determination date will be based on the closing prices of the stocks underlying the SPX Index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co., as calculation agent, in accordance with the formula for calculating the SPX Index last in effect prior to such discontinuance.

▪
Investing in the securities is not equivalent to investing in the basket components; you have no shareholder or other rights in the basket components and are exposed to the credit risk of Morgan Stanley.  Investing in the securities is not equivalent to investing in the basket components, their component stocks or the indices tracked by the EEM Shares and EFA Shares.  As an investor in the securities, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to the EEM Shares or EFA Shares or any of the securities underlying the basket components.  In addition, you do not have the right to exchange your securities for EEM Shares or EFA Shares or any of the securities underlying the basket components at any time, and are subject to the credit risk of Morgan Stanley.

▪
The U.S. federal income tax consequences of an investment in the securities are uncertain.  Please read the discussion under “Fact Sheet ― General Information ― Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying preliminary pricing supplement (together the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities.  As discussed in the Tax Disclosure Sections, there is a substantial risk that the IRS could treat the amount equal to any Total Contingent Payment Amount received at maturity or any proceeds of a sale attributable to the portion of the Total Contingent Payment Amount that has become fixed prior to such sale as ordinary income, regardless of whether an investor recognizes overall gain or loss on the securities.  Non-U.S. Holders should note that we currently intend to withhold on any Total Contingent Payment Amount paid to Non-U.S. Holders.  Furthermore, if the IRS were successful in asserting an alternative treatment, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections.  For example, under one possible treatment, U.S. Holders could be required to accrue original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income.  The issuer does not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.  On December 7, 2007, the Treasury Department  and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not entirely clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors  should be subject to withholding tax.    Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdictions.

September 2010	Page 18

Auto-Callable Securities due September     , 2013
Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index

Information about the Basket Components

The iShares® MSCI Emerging Markets Index Fund. The iShares® MSCI Emerging Markets Index Fund is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index.  The iShares® MSCI Emerging Markets Index Fund is managed by iShares®, Inc. (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets Index Fund.  Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at.ww.w.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

The MSCI Emerging Markets IndexSM. The MSCI Emerging Markets IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc. and is intended to provide performance benchmarks for certain emerging equity markets including Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey.  The MSCI Emerging Markets IndexSM is described under “Description of Securities—The MSCI Emerging Markets IndexSM” in the accompanying preliminary pricing supplement.

The iShares® MSCI EAFE Index Fund. The iShares® MSCI EAFE Index Fund is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index®.  The iShares® MSCI EAFE Index Fund is managed by iShares Trust (the “iShares Trust”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE Index Fund.  Information provided to or filed with the Commission by the iShares Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at ww.w.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

The MSCI EAFE Index®.  The MSCI EAFE Index® is a stock index calculated, published and disseminated daily by MSCI Inc. and is designed to measure the equity market performance of developed markets, excluding the United States and Canada. As of June 2010, the MSCI EAFE Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The MSCI EAFE Index includes components from Australia and New Zealand and all countries in Europe and Asia that are designated by MSCI as Developed Markets. The MSCI EAFE Index is described under the heading “Description of Securities—The MSCI EAFE Index®” in the accompanying preliminary pricing supplement.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold, or promoted by BTC.  BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The S&P 500® Index.  The S&P 500® Index, which is calculated, maintained and published by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc. (“S&P”), consists of 500 component stocks selected to provide a performance benchmark for the U.S. equity markets.  The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of the 500 similar companies during the base period of the years 1941 through 1943.  The S&P 500® Index is described under the heading “Description of Securities—The S&P 500® Index” in the accompanying preliminary pricing supplement.

License Agreement between S&P and Morgan Stanley. “Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.  For additional information, see “Description of Securities—The S&P 500® Index” in the accompanying preliminary pricing supplement.

September 2010	Page 19

Auto-Callable Securities due September     , 2013
Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index

Historical Information

The following tables present the published high and low closing prices and closing values, as applicable, as well as end-of-quarter closing prices and closing values, as applicable, for each of the basket components for each quarter in the period from January 1, 2005 through August 30, 2010.  The related graphs set forth the daily closing prices or closing values, as applicable, for each of the basket components in the same period.  The closing price or closing value, as applicable, of each of the basket components on August 30, 2010 was, (i) in the case of the EEM Shares, $39.84,(ii) in the case of the EFA Shares, $49.80 and (iii) in the case of the SPX Index, 1,048.92.  We obtained the information in the tables and graphs below from Bloomberg Financial Markets, without independent verification.  The historical performance of the basket components should not be taken as an indication of their future performance, and no assurance can be given that the final basket value will be greater than the initial basket value.

iShares® MSCI Emerging Markets Index Fund (CUSIP: 464287234)	High ($)	Low ($)	Period End ($)
2005
First Quarter	24.65	21.23	22.54
Second Quarter	24.37	21.67	23.83
Third Quarter	28.32	23.93	28.32
Fourth Quarter	29.83	25.07	29.40
2006
First Quarter	33.59	30.43	33.02
Second Quarter	37.03	27.34	31.23
Third Quarter	33.14	29.20	32.29
Fourth Quarter	38.15	31.80	38.10
2007
First Quarter	39.53	35.03	38.75
Second Quarter	44.42	39.13	43.82
Third Quarter	50.11	39.50	49.78
Fourth Quarter	55.64	47.27	50.10
2008
First Quarter	50.37	42.17	44.79
Second Quarter	51.70	44.43	45.19
Third Quarter	44.43	31.33	34.53
Fourth Quarter	33.90	18.22	24.97
2009
First Quarter	27.09	19.94	24.81
Second Quarter	34.64	25.65	32.23
Third Quarter	39.29	30.75	38.91
Fourth Quarter	42.07	37.56	41.50
2010
First Quarter	43.22	36.83	42.12
Second Quarter	43.98	36.16	37.32
Third Quarter (through August 30, 2010)	42.49	37.59	39.84

iShares® MSCI Emerging Markets Index Fund January 1, 2005 to August 30, 2010

September 2010	Page 20

Auto-Callable Securities due September     , 2013
Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index

iShares® MSCI EAFE Index Fund (CUSIP: 464287465)	High ($)	Low ($)	Period End ($)
2005
First Quarter	55.27	51.18	52.92
Second Quarter	53.87	51.33	52.35
Third Quarter	58.50	52.05	58.09
Fourth Quarter	60.91	54.72	59.42
2006
First Quarter	65.40	60.33	64.99
Second Quarter	70.58	59.60	65.35
Third Quarter	68.46	61.62	67.78
Fourth Quarter	74.31	67.96	73.26
2007
First Quarter	76.94	70.95	76.27
Second Quarter	81.79	76.47	80.63
Third Quarter	83.77	73.70	82.56
Fourth Quarter	86.18	78.24	78.50
2008
First Quarter	78.35	68.31	71.90
Second Quarter	78.52	68.10	68.70
Third Quarter	68.04	53.08	56.30
Fourth Quarter	55.88	35.71	44.87
2009
First Quarter	45.44	31.69	37.59
Second Quarter	49.04	38.57	45.81
Third Quarter	55.81	43.91	54.70
Fourth Quarter	57.28	52.66	55.30
2010
First Quarter	57.96	50.45	56.00
Second Quarter	58.03	46.29	46.51
Third Quarter (through August 30, 2010)	53.81	47.09	49.80

iShares® MSCI EAFE Index Fund January 1, 2005 to August 30, 2010

September 2010	Page 21

Auto-Callable Securities due September     , 2013
Based on the Performance of a Basket of Two Exchange-Traded Funds and an Index

S&P 500® Index	High	Low	Period End
2005
First Quarter	1,225.31	1,163.75	1,180.59
Second Quarter	1,216.96	1,137.50	1,191.33
Third Quarter	1,245.04	1,194.44	1,228.81
Fourth Quarter	1,272.74	1,176.84	1,248.29
2006
First Quarter	1,307.25	1,254.78	1,294.83
Second Quarter	1,325.76	1,223.69	1,270.20
Third Quarter	1,339.15	1,234.49	1,335.85
Fourth Quarter	1,427.09	1,331.32	1,418.30
2007
First Quarter	1,459.68	1,374.12	1,420.86
Second Quarter	1,539.18	1,424.55	1,503.35
Third Quarter	1,553.08	1,406.70	1,526.75
Fourth Quarter	1,565.15	1,407.22	1,468.36
2008
First Quarter	1,447.16	1,273.37	1,322.70
Second Quarter	1,426.63	1,278.38	1,280.00
Third Quarter	1,305.32	1,106.39	1,166.36
Fourth Quarter	1,161.06	752.44	903.25
2009
First Quarter	934.70	676.53	797.87
Second Quarter	946.21	811.08	919.32
Third Quarter	1,071.66	879.13	1,057.08
Fourth Quarter	1,127.78	1,025.21	1,115.10
2010
First Quarter	1,174.17	1,056.74	1,169.43
Second Quarter	1,217.28	1,030.71	1,030.71
Third Quarter (through August 30, 2010)	1,127.79	1,022.58	1,048.92

S&P 500® Index January 1, 2005 to August 30, 2010

September 2010	Page 22